Exhibit 10.9

COMMERCIAL LEASE

This Lease is made between BAM Agricultial Solutions ("Lessor"), and Palm City Interiors, Inc ("Tenant"). Tenant hereby offers to lease from Lessor the real property located in the City of Okeechobee with a common address of 1461 NW 25th Drive, Okeechobee, FL 34972, (the "Real Property"), upon the State of California, following terms and conditions. (This document shall hereafter be referred to as the "Lease").

TERMS AND CONDITIONS

1.          Term and Rent. Lessor leases to Lessee the above Real Property for a term of one commencing September 1, 2014 terminating on August 31, 2015, or sooner as provided herein at the annual rental of $12204 per annum , includes $67 month tax payable in equal installments in advance on the first day of each month for that month's rental, during the term of this Lease. All rental payments shall be made to Lessor at the address specified below.

2. Option to Renew. Provided that Tenant is not in default in the performance ofthis Lease, Tenant shall have the option to renew the Lease for one (or, if more than one option period given, insert number here year additional term(s) of 12 months commencing at the expiration of the initial Lease term. All of the terms and conditions of the Lease shall apply during therenewal term except that the monthly rent shall be the sum of $12202 (subject to the restrictions of paragraph 4, below). The option shall be exercised by written notice given to Lessor not less than 60 days prior to the expiration of the prior Lease term. (If no other time is inserted, notice shall be given ninety (90) days prior to the expiration of the prior lease term). If notice is not given in the manner provided herein within the time specified, this option shall lapse and expire.

3. Use. Tenant shall use and occupy the Real Property for the commercial purpose of liquid fertilizer manufacturing. The Real Propertyshall be used for no other purpose.________________________________________________

4. SBA Provisions. If this Lease is executed by a Lessor and/or Tenant, who are participating in the U.S. Small Business Administration 504 Loan Program, then the parties hereto agree and acknowledge that this Lease shall be construed to comply with the requirements of such program including, but not limited to, those found in Title 13 of the Code of Federal Regulations, the SBA Standard Operating Procedures 50-10 and all other relevant statutes laws, codes, regulations and procedures. Without limiting the applicability of all relevant law, the following conditions shall apply:

(1)	The Tenant shall lease from Lessor all of the Real Property;

(2)	This Lease shall be junior and subordinate to any and all deeds of trust in favor of the SBA which relate to the Real Property;

(3)	The annual rent hereunder shall not exceed the annual payments on the deed of trust in favor of the SBA secured by the Real Property, annual payments of deeds of trust senior to such SBA deed of trust, taxes, insurance and maintenance.

(4)	This Lease shall be assigned, for collateral purposes, to the SBA.

(5)	The term of this Lease shall not expire prior to the maturity date of the subject SBA 504 Loan. Provided, the Lease term may include options to renew the Lease, so long as the options are exercisable solely by the Tenant.

(6)	Any leases of the Real Property other than to the Tenant shall be between the Tenant and the third party subtenant.

5. Care and Maintenance of Real Property. Tenant acknowledges that the Real Property is in good order and repair, unless otherwise indicated herein. Tenant shall, at his own expense and at all times, maintain the Real Property in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the Real Property and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted.

Each party signing this lease should seek legal advice prior to executing this lease. This lease is a sample and does not constitute legal advice. Commercial Lease	Page 1 of 4

(Check here if this provision applies.)V Tenant shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and exterior sewage, water, electric which shall be maintained by Lessor. Tenant shall also maintain in good condition such portions adjacent to the Real Property, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

6.          Alterations. Tenant shall not, without first obtaining the written consent of Lessor, make any alternations, additions, or improvements, in, to or about the Real Property.

7.          Ordinances and Statutes. Tenant shall comply with all statutes, ordinances, regulations, covenants, conditions and requirements of all municipal, state and federal authorities (including owner's association and similar entities) now in force, or which may hereafter be in force, pertaining to the Real Property, occasioned by or affecting the use thereof by Tenant.

8.          Assignment and Subletting. Tenant shall not assign this Lease or sublet any portion of the Real Property without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease.

9.          Utilities. All applications and connections for necessary utility services on the Real Property shall be made in the name of Tenant only, and Tenant shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

10.         Entry and Inspection. Tenant shall permit Lessor or Lessor's agents (and/or Lessor's lenders and/or their agents and representatives) to enter upon the Real Property at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Real Property any usual "To Let' or "For. Lease" signs, and permit persons desiring to lease the same to inspect the Real Property thereafter.

11.         Possession. If Lessor is unable to deliver possession of the Real Property at the commencement hereof; Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered. Tenant may terminate this Lease if possession is not delivered within one hundred twenty days of the commencement of the term hereof.

12.         Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the Real Property or any part thereof, and Tenant agrees to indemnify and hold Lessor harmless from any claims for damages, no matter how caused, except for those caused by the sole negligence or sole unlawful conduct of Lessor.

13.         Insurance. Tenant, at Tenant's expense, shall maintain plate glass and public liability insurance including bodily injury and property damage inswing Tenant and Lessor with minimum coverage as follows:$2,000,000

Tenant shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Tenant, Tenant and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

14.         Eminent Domain. If the Real Property or any part thereof or any estate therein, or any other part of the building materially affecting Tenant's use of the Real Property, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

15.         Destruction of Real Property. In the event of a partial destruction of the Real Property during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations; but, such partial destruction shall not terminate this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business. of Tenant on the Real Property. If such repairs cannot be made within said sixty (60) days, Lessor, in Lessor's sole discretion and option, may make the repairs within a reasonable time, this Lease continuing in effect with the rent proportionately abated as provided in the preceding sentence, and in the event that Lessor shall not elect to make such repairs, which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the Real Property may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this Lease whether the Real Property be injured or not. A total destruction of the building in which the Real Property may be situated shall terminate this Lease.

Each party signing this lease should seek legal advice prior to executing this lease. This lease is a sample and does not constitute legal advice. Commercial l Pase Law Offices of Todd E. Kobemick	Page 2 of 4

16.         Lessor's Remedies on Default. If Tenant defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Tenant notice of such default and if Tenant does not cure any such default within 30 days (this shall be fifteen, if no other number is filled in) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such 30 days (this shall be fifteen, if no other number is filled in) days and thereafter proceed with reasonable diligence and good faith to cure such default), then Lessor may terminate this Lease and all rights ofLessee under this Lease by such written notice. If it so terminates on the date specified in such notice the term of this Lease shall terminate, and Tenant shall then quit and surrender the Real Property to Lessor, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the Real Property by any lawful means and remove Tenant or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

No act of Lessor shall be construed as terminating this Lease except written notice given by Lessor to Tenant advising Tenant that Lessor elects to terminate the I ease. In the event Lessor elects to terminate this Lease, Lessor may recover from Tenant: (a) The worth at the time of award of any unpaid rent that had been earned at the time of termination of the Lease; (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided; (c) The worth at the time of award of the amount by which the unpaid rent for the balance ofthe term of this lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and (d) Any other amount necessary to compensate Lessor for all detrimental proximately caused by Tenant's failure to perform its obligations under this Lease.

The term "rent" as used in this Lease shall mean Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease

17. Security Deposit.           Tenant shall deposit with Lessor on the signing of this Lease the sum of $2,000 dollars as security for the performance of Tenant's obligations under this Lease, including without limitation the surrender of possession of the Real Property to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Tenant, Tenant shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease_

IS. Tax Increase. In the event there is any increase during any year of the term ofthis Lease in real property taxes over and above the amount of such taxes assessed for the tax year during which the term of this Lease commences, whether because of increased rate, valuation or otherwise, Tenant shall pay to Lessor upon presentation of paid tax bills an amount equal to the increase in taxes upon the land and building on which the Real Property is situated. In the event that such taxes are assessed for a tax year extending beyond the term ofthe Lease, the obligation of Tenant shall be proportionate to the portion of the Lease term included in such year. All such tax obligations of Lessee hereunder shall be added to and become a part of the rent paid under this Lease.

19. Common Area Expenses. In the event the Real Property is situated in a shopping center, a commercial building or other complex in which there are common areas, Tenant agrees to pay Tenant's pro-rata share of maintenance, taxes, and insurance for the common area. All such obligations of Tenant hereafter shall be added to and become a part of the rent paid under this Lease_

20. Attorney's Fees. In case suit should be brought for recovery of the Real Property, or for any sum due hereunder, or because of any act which may arise out of the possession of the Real Property, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

21. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

22. Notices. Any notice which either party may or is required to give, shall be given by personal delivery or mailing the same, postage prepaid, to Tenant at the Real Property (or at the address indicated below), or Lessor at the address specified below, or at such other places as may be designated by the parties from time to time.

23. Heirs, Assigns, Successors. This I.e.gge is binding upon and inures to the benefit ofthe heirs, assigns and successors in interest of the parties.

Each patty signing this lease should seek legal advice prior to executing this lease. This lease is a sample and does not constitute legal advice. Commercial Lease Law Offices of Todd E. Kobernick	Page 3 of 4

24. Subordination. This Lease is and shall be subordinated to all existing and future liens, mortgages, deeds of trust, ground leases, hypothecations, security devices and encumbrances ("Security Instruments") against the Real Property now or hereafter placed upon the Real Property, to any and all advances made under any of said Security Instruments. Tenant covenants and agrees to execute and deliver, upon demand, those instruments reasonably necessary to effect such subordination. Self-executing: The agreements contained in this Paragraph shall be effective without the execution of any further documents; the power given herein is coupled with an interest and is irrevocable. Provided, that upon written request from a Lender or Lessor in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or other relevant terms provided for herein.

25. Time of Essence. Time is of the essence in the performance of this Agreement.

26. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this Lease before the parties’ execution hereof: _____________.

Signed this 11th day of August , 2014

LESSOR:		Tenant:

By:	/s/ Richard Godwin	By:	/s/ M.J. Ferriter
	Richard Godwin CEO		M.J. Ferriter
	(Print Name and Title)		(Print Name and Title)
	BAM Agricultural Solutions, Inc.		Palm City Interiors, Inc.
	190 NW SPANISH RIVER		4175 SW MARTIN HWY
	Address BOCA RATON FL 33439		Address (if different than Real Property address)
Martin Cooney fl 34990

ADDENDUM TO LETTER AGREEMENT BETWEEN BAM AGRICULTURAL
SOLUTIONS, INC. (a wholly owned subsidiary of ZERO GRAVITY SOLUTIONS,
INC.) and PALM CITY INTERIORS, INC.

DATED, AUGUST 11, 2014

The parties herein, BAM Agricultural Solutions, Inc. (a wholly owned subsidiary of Zero Gravity Solutions, Inc., "ZGSI") herein known as "LESSEES" and Palm City Interiors, Inc. herein known as "LESSORS" entered into a Lease Agreement between both parties (see attached "Exhibit A" herein and made a part hereof) dated, August 11, 2014.

1)	Said Lessee and Lessor entered into a Lease Agreement as described above;

2)	Landlord stated the incorrect address on said Lease (1461 NW 25th Drive, Okeechobee, FL 34972);

3)	Lessee herein wishes to correct said address to be known as 1481 NW 25th Drive, Okeechobee, FL 34972.

4)	Lessor and Lessee are in agreement with said change of address and hereby acknowledge the same to be the correct address.

BAM Agricultural Solutions, Inc. (a Wholly owned subsidiary of Zero Gravity Solutions, Inc.)	Palm City Interiors, Inc.

By:	/s/ Richard Godwin	By:	/s/ M.J. Ferriter
	Richard Godwin,		M.J. Ferriter, Landlord
Its CEO & President

[	Okeechobee County Property Appraiser ARCEL: 1-08-37-35-0010-00000-0240 - LEASEHOLD (009000) WC "Bill" Sherman CFA - Okeechobee Florida 863-763-4422

OKEECHOBEE COUNTY INDUSTRIAL AUTHORITY PARK LOT 24 LESS RAN

Name:	OKEECHOBEE COUNTY	LandVal	$40,800.00
Site:	1481 NW 25TH DR, OKEECHOBEE	BldgVal	$75,705.00
	%LINDA M WELLMAKER & PALM CITY	ApprVal	$120,632.00
Mai •	INTERIORS INC	JustVal	$120,632.00
	3401 HOLLY LANE	Assd	$120,632.00
	PALM CITY, FL 34990	Exmpt	$0.00
Sales Info		Taxable	$104,253.00

This information, updated: 817/2014, was derived from data which was compiled by the Okeechobee County Property Appraiser's Office solely for the governmental purpose of property assessment. This information should not be relied upon by anyone as a determination of the ownership of property or market value. No warranties, expressed or implied, are provided for the accuracy of the data herein, it's use, or it's interpretation. Although it is periodically updated, this information may not reflect the data currently on file in the Property Appraiser's office, The assessed values are NOT certified values and therefore are subject to change before being finalized for ad valorem assessment purposes.